Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual Report on Form 10-K/A of Rider Exploration, Inc. for the year ended 10/31/10, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Annual Report on Form 10-K of Rider Exploration, Inc. for the year ended 10/31/10 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-K for the year ended 10/31/10, fairly presents in all material respects, the financial condition and results of operations of  Rider Exploration Inc .

By:	/s/ Steve Friberg

Name	Steve Friberg

Title	Principal Executive Officer,
Principal Financial Officer and Director

Date	February 28, 2011